UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2007

SGS International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-133825

Delaware	20-3939981
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

626 West Main Street
Suite 500
Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 637-5443
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On March 30, 2007, SGS International, Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter and full year 2006 and which included information regarding an earnings conference call being held by the Company to discuss those financial results. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company's Board of Directors including its Audit Committee concluded on March 29, 2007 to restate its interim financial statements for the quarters ending March 31, 2006, June 30, 2006, and September 30, 2006, and the December 31, 2005 balance sheet (the "Restatements"). The Restatements primarily relate to the corrections of errors in the calculation of depreciation, unbilled accrued revenue and work in process inventory.

The Company will include the restated interim financial data for the first three quarters of 2006 and the December 31, 2005 balance sheet in its 2006 Annual Report on Form 10-K. In the interim, the 2006 interim financial statements currently on file with the SEC in the Company's Forms 10-Q for the quarters ending June 30, 2006, and September 30, 2006 should no longer be relied upon. In addition, the interim financial statements for the quarter ended March 31, 2006 and the balance sheet as of December 31, 2005 included in the Company's Form S-4 dated May 4, 2006 should also no longer be relied upon.

The restated numbers that will be reflected in the 10-K are still being audited, but at this time we expect the changes to be substantially as follows:

1.        Q1 - Revenue will change from $72.7M to $72.1M. Cost and Expenses are unchanged. Income before taxes will change from $1.2M to $0.6M. Net income will change from $0.8M to $0.4M. EBITDA will change from $13.8M to $13.7M.

2.        Q2 - Revenue will change from $74.3M to $75.8M. Cost and Expenses will change from $72.6M to $72.9M. Income before taxes will change from $1.8M to $2.9M. Net Income will change from $0.8M to $1.6M. EBITDA will change from $15.4M to $16.8M.
3.        Q3 - Revenue will change from $71.1M to $69.1M. Cost and Expenses are unchanged. Income before taxes will change from $1.5M to negative $0.5M. Net income will change from $0.8M to a negative $0.5M. EBITDA will change from $14.6M to $13.6M.
4.        Nine months ending September 30, 2006 - Revenue will change from $218.2M to $217.1M. Cost and Expenses will change from $213.8M to $214.1M. Income before taxes will change from $4.5M to $3.0M. Net income will change from $2.3M to $1.5M. EBITDA will change from $43.8M to $44.0M.

Based on consultation with its legal counsel and a significant lender, Management believes that the Restatements do not constitute a violation of the Company's debt covenants under its material debt obligations. We are currently reviewing with our lenders whether any further actions will be required under our senior credit facility as a result of the Restatements.

The Audit Committee has discussed with PricewaterhouseCoopers, LLP, the Company's independent registered public accountants, the matters disclosed in this filing pursuant to Item 4.02 of Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following is furnished as an exhibit to this report:

Exhibit Number       Description

99.1                           Press release issued by the Company dated March 30, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

Date: March 30, 2007	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	press release